EXHIBIT (11)




EXHIBIT 11
DIXIE YARNS, INC.
STATEMENT RE:  COMPUTATION OF EARNINGS PER SHARE

(amounts in thousands, except per share data)

                                                    Three Months Ended
                                                __________________________

                                                 March 30,       April 1,
                                                   1996           1995
                                                ___________    ___________
PRIMARY:
             NET INCOME (LOSS)                  $      (991)   $       883
                                                ___________    ___________
                                                ___________    ___________


Weighted average number of
 Common Shares outstanding
 assuming conversion of
 Class B Common Stock                                11,196         12,244

Net effect of dilutive stock
 options based on the
 treasury stock method using
 average market price                                   -0-             20

Net effect of put options
 based on the reverse
 treasury stock method using
 average market price                                   -0-          1,753
                                                ___________    ___________

          TOTAL SHARES                               11,196         14,017
                                                ___________    ___________
                                                ___________    ___________



         PER SHARE AMOUNT                       $      (.09)   $       .06
                                                ___________    ___________
                                                ___________    ___________




FULLY DILUTED:
  Net income (loss)                             $      (991)    $      883
  After-tax interest
    requirement of
    convertible subordinated
    debentures (A)                                      -0-            -0-
                                                ___________    ___________

       ADJUSTED NET INCOME (LOSS)               $      (991)    $      883
                                                ___________    ___________
                                                ___________    ___________


EXHIBIT 11
DIXIE YARNS, INC.
STATEMENT RE:  COMPUTATION OF EARNINGS PER SHARE - CONTINUED

                                                    Three Months Ended
                                                __________________________

                                                 March 30,       April 1,
                                                   1996           1995
                                                ___________    ___________
FULLY DILUTED - CONTINUED:

Weighted average number of
 Common Shares outstanding
 assuming conversion of
 Class B Common Stock                                11,196         12,244

Net effect of dilutive stock
 options based on the
 treasury stock method using
 quarter end market price
 if higher than the average
 market price                                           -0-             20

Net effect of put options
 based on the reverse
 treasury stock method using
 quarter end market price
 if lower than the average
 market price                                           -0-          2,275

Net effect of conversion of
 convertible subordinated
 debentures (A)                                         -0-            -0-
                                                ___________    ___________

             TOTAL SHARES                            11,196         14,539
                                                ___________    ___________
                                                ___________    ___________



         PER SHARE AMOUNT                       $      (.09)  $        .06
                                                ___________    ___________
                                                ___________    ___________



(A) Conversion of convertible subordinated debentures to 1,391 shares with an after-tax interest requirement of $473 for the three months ended March 30, 1996 and April 1, 1995 has been excluded from computation since the effect was anti-dilutive.